Exhibit 5.1

SIDLEY AUSTIN LLP 1000 LOUISIANA STREET SUITE 5900 HOUSTON, TX 77002 +1 713 495 4500 +1 713 495 7799 FAX AMERICA ● ASIA PACIFIC ● EUROPE

August 4, 2020

USA Compression Partners, LP

111 Congress Avenue, Suite 2400

Austin, Texas 78701

Re:	5,000,000 common units representing limited partner interests in USA Compression Partners, LP

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by USA Compression Partners, LP, a Delaware limited partnership (the “Partnership”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 5,000,000 common units representing limited partner interests in the Partnership (the “Units”), which may be issued under the USA Compression Partners, LP Distribution Reinvestment Plan (the “Plan”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the Partnership’s certificate of limited partnership, as amended to date, the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of April 2, 2018, the certificate of formation of USA Compression GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), as amended to date, the Third Amended and Restated Limited Liability Company Agreement of the General Partner, dated as of July 26, 2018, and the resolutions adopted by the board of directors of the General Partner relating to the Registration Statement and the issuance of the Units by the Partnership pursuant to the Plan. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the General Partner and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the General Partner.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that with respect to the Units:

1.	The issuance of the Units by the Partnership in accordance with the terms of the Plan has been duly authorized by the General Partner.

2.

Upon the issuance and delivery of the Units from time to time in accordance with the terms of the Plan for the consideration established by the Plan and the satisfaction of any performance conditions associated therewith and any requisite determinations by or pursuant to the authority of the board of directors of the General Partner as provided in the Plan, (a) such Units will be validly issued and (b) purchasers of such Units will have no obligation, solely by reason of their ownership of such Units, to make any contributions to the Partnership or any further payments for their purchase of such Units, and such purchasers will have no personal liability, solely by reason of their ownership of such Units, to creditors of the Partnership for any of its debts, liabilities or other obligations.

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships.

USA Compression Partners, LP

August 4, 2020

This opinion letter is limited to the Delaware Revised Uniform Limited Partnership Act and the Delaware Limited Liability Company Act. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP